UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2019

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	98-0455702
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Norton Rose Fulbright

1800 - 510 West Georgia Street, Vancouver, BC V6B 0M3 Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (877) 764-3131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NVLNF	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 ;

Item 8.01. Other Events.

Background on Company Liquidation

As previously announced, at the Company’s 2019 Annual General Meeting held November 5, 2019 (the “Meeting”), shareholders voted in favor of all proposals contained in the Company’s proxy statement dated October 3, 2019 (the “Proxy Statement”), including the approval of a special resolution authorizing the voluntary liquidation and dissolution of the Company (the “Liquidation”) pursuant to the Business Corporations Act (British Columbia) (the "BCBCA"); the plan of liquidation and distribution substantially in the form attached as Schedule A to the Proxy Statement (the “Liquidation Plan”); and one or more distributions to shareholders of any remaining property of the Company under the Liquidation. Shareholders also approved an ordinary resolution appointing Alvarez & Marsal Canada Inc. as the liquidator of the Company pursuant to Section 319(2)(a) of the BCBCA (the “Liquidator”).

Application for Court Orders

On November 18, 2019, the Company filed application materials with the Supreme Court of British Columbia (the “Court”) seeking orders, among other things, affirming the appointment of the Liquidator, granting a stay of proceedings against the Company, and approving a Court-supervised process to solicit and determine any claims against the Company. In addition, the Company is seeking approval of a Court-ordered charge on the Company’s property as security for the fees of the Liquidator, the Liquidator’s counsel, if any, and the Company’s counsel. As part of the Company’s ongoing efforts to conserve resources, the Company’s application also seeks a Court order suspending the Company’s obligation to comply with certain ongoing reporting, audit and shareholder meeting obligations under Canadian law. Separately, the Company anticipates seeking relief in due course from its ongoing Canadian and U.S. reporting obligations pending the commencement of the Liquidation.

The Company expects that its application will be heard by the Court on or around December 11, 2019, subject to the availability of hearing dates. The effective date for the commencement of implementation of the Liquidation Plan (the “Effective Date”) will be the date on which the Court grants the orders sought which, as stated, the Company expects to be on or around December 11, 2019.

Beginning on the Effective Date, the Liquidator will oversee all aspects of the liquidation and dissolution of the Company. Following the Effective Date, the Liquidator will begin posting information about the Liquidation at www.alvarezandmarsal.com/novelion and interested parties should thereafter consult this website for information about Novelion and the Liquidation.

As of the Effective Date, the Company expects that the transfer agent for its common shares will close the Company’s stock transfer books and will discontinue recording transfers. Registered shareholders as of the Effective Date will be entitled to a pro-rata share of any distribution to shareholders in the Liquidation.

Anticipated Sale of Amryt Shares

As announced on September 25, 2019, Amryt Pharma plc (“Amryt”) acquired 100% of the outstanding equity interests of Novelion’s former operating subsidiary, Aegerion Pharmaceuticals, Inc. (“Aegerion”), as contemplated in Aegerion’s First Amended Joint Chapter 11 Plan (the “Aegerion Transaction”). In the Aegerion Transaction, reorganized Aegerion became a wholly-owned subsidiary of Amryt, and Novelion received American depository receipts (“ADRs”) representing approximately 14.0 million ordinary shares of Amryt (the “Amryt Equity”) in full satisfaction of Novelion’s claims as creditor under the secured intercompany loan between Aegerion and Novelion.

The Company currently expects that, before the Effective Date, it will sell approximately $2.0 million (USD) in value of the Amryt Equity through a private, arm’s-length transaction or series of transactions. Proceeds from such sale will be used to meet anticipated ongoing operating expenses and to satisfy anticipated claims and obligations, as well as potential unknown or unanticipated claims or expenses, through the conclusion of the Liquidation, which is expected to occur in the fourth quarter of 2020. Proceeds are also intended to help manage liquidity while the Company awaits receipt of anticipated tax refunds in 2020. Unused proceeds from this sale, if any, would be part of any distribution made to shareholders as part of the Liquidation.

Late Filing of Quarterly Reports on Form 10-Q

As first announced in August 2019, the Company has been unable to timely file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 (the “Q2 Report”). On November 15, 2019, the Company filed a Form 12b-25 (Notification of Late Filing) with the U.S. Securities and Exchange Commission (the “SEC”) indicating that it would be unable to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (the “Q3 Report”).

The Q2 and Q3 Reports have not been completed or filed in a timely fashion due primarily to the demands associated with advancing the proposed Liquidation and to the significant work still underway to complete the required deconsolidation of the Company’s financial results from those of its former operating subsidiary, Aegerion. As previously disclosed, the Company does not currently expect to be able to complete such work before the first quarter of 2020, if at all. For additional information on these matters, see the Company’s Form 12b-25 filings with the SEC.

The Company remains subject to the “failure to file” cease trade order dated August 20, 2019, in respect of the securities of the Company issued on behalf of the applicable Canadian securities regulatory authorities as a result of the late filing of the Q2 Report and the Q3 Report.

Cautionary Information Regarding Trading in the Company’s Securities

The Company continues to caution that trading in the Company’s securities is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual value realized, if any, by holders of the Company’s securities. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. The Company’s profile on the OTC marketplace notes that the Company is delinquent in its reporting obligations with the SEC and that it is designated as “Pink Limited Information.”

Forward-Looking Statements

Certain statements in this Form 8-K constitute “forward-looking statements” and “forward-looking information” within the meaning of applicable laws and regulations, including U.S. and Canadian securities laws. Any statements contained herein which do not describe historical facts, including, but not limited to, the content and timing of the orders of the Court in respect of the Liquidation, the establishment of the Effective Date, the Liquidator’s actions with respect to the Liquidation and any orders of the Court related to same, the amount and timing of any distribution as part of the Liquidation, the ultimate outcome of the Liquidation process, the outcome of any applications for relief from the Company’s ongoing Canadian and U.S. reporting requirements and any expectations related to same, the anticipated timing, value and quantum of Amryt Equity to be sold by the Company and the manner in which such sale may be conducted, and expectations related to the completion and timing of filing the Q2 Report and the Q3 Report, if at all, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, the determinations of the Court and the actions of the Liquidator undertaken as part of the Liquidation, any claims that result from the claims process conducted as part of the Liquidation, the potential volatility in the market price of the Amryt Equity, as well as those risks identified in Novelion’s filings with the SEC, including the definitive proxy statement filed on October 3, 2019, all of which are available on the SEC’s website at www.sec.gov.

Novelion cautions investors and others not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Except as required by law, Novelion undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

By:	/s/ Michael Price
Name:	Michael Price
Title:	Executive Vice President & Chief Financial Officer

Date:  November 21, 2019

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